UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 31, 2024

TrueBlue, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction
of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington 98402
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:    (253) 383-9101

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	TBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2024, TrueBlue, Inc. (the “Company”) announced Jason Embick will be promoted to Senior Vice President and Chief Accounting Officer of the Company, effective August 19, 2024. Mr. Embick will succeed Richard Christensen, who will be transitioning to the role of Senior Vice President - Risk, Treasury, and Corporate Development.

Mr. Embick, age 47, joined the Company in March 2020 as Vice President, Corporate Controller. Prior to joining the Company, he worked for The Walt Disney Company (“Disney”) from April 2011 to February 2020, where he served in several accounting leadership roles in the Film Studio, Media Networks, and Corporate segments. Prior to his tenure at Disney, he was Director - Transaction Support & Financial Reporting for Live Nation Entertainment, Inc. from November 2009 to April 2011. He spent the first ten years of his career at Deloitte & Touche, a public accounting firm. Mr. Embick earned a B.S. in Accounting from the University of Southern California and is a certified public accountant.

In connection with Mr. Embick’s appointment as Senior Vice President and Chief Accounting Officer, the Company and Mr. Embick entered into a new employment agreement dated August 2, 2024 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Embick will earn an annual base salary of $280,000, and will be eligible to receive additional annual compensation consisting of: (a) a cash bonus of up to 40% of his base salary, subject to the achievement of certain performance objectives, and (b) restricted stock units with a grant date value of up to 40% of his base salary, vesting ratably over a four year period. He will also receive a one-time promotional grant of restricted stock units of 40% of his base salary, which will vest ratably over a four year period. The Company will also enter into its standard form of indemnification agreement with Mr. Embick.

There are no arrangements or understandings between Mr. Embick and any other persons pursuant to which he was appointed as Senior Vice President and Chief Accounting Officer, and no family relationships among any of the Company’s directors or executive officers and Mr. Embick. Mr. Embick has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Exhibit Description	Filed Herewith
104	Cover page interactive data file - The cover page from this Current Report on Form 8-K is formatted as Inline XBRL	X

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUEBLUE, INC.
(Registrant)

Date:	August 5, 2024	By:	/s/ Garrett Ferencz
Garrett Ferencz
Executive Vice President, Chief Legal Officer